Exhibit 99.1
GeneDx to Acquire Fabric Genomics, Enabling Decentralized, AI-Powered Testing at Global Scale

Combining GeneDx’s industry-leading rare disease data asset and Fabric Genomics’ AI-powered platform furthers the Company’s leadership and creates an unrivaled platform to deliver global access to genomic information

Accelerates the NICU, enables newborn screening, and opens global market opportunities with on-site sequencing and decentralized interpretation
GAITHERSBURG, Md. and OAKLAND, Calif., - April 16, 2025 – GeneDx (Nasdaq: WGS), a leader in delivering improved health outcomes through genomic insights, today announced its plans to acquire Fabric Genomics, a pioneer in AI-powered genomic interpretation. The transaction enables GeneDx’s leadership in the next phase of genomic medicine: decentralized testing with centralized intelligence.

“Healthcare is at an inflection point where integrating genomic insights into standard care is becoming essential – both for better clinical outcomes and for saving the healthcare system valuable dollars. To achieve this, we must evolve and provide adaptable solutions so this information can be used more proactively and without geographic constraints. Adding Fabric Genomics and their talented team moves us closer to that future, enabling our partners to deliver groundbreaking genomic insights to patients across the globe,” said Katherine Stueland, President and CEO of GeneDx.

As DNA sequencing continues to become more accessible, decoupling interpretation services from the physical reliance on a wet lab allows for more flexibility to seamlessly integrate with provider and health system workflows, both in the United States and the rest of the world. Fabric Genomics has proven its leadership in scaling complex interpretation services, and its advanced AI-driven platform has powered the interpretation of challenging genetic disease cases in support of patient diagnosis at some of the largest health systems, academic centers, and research partners around the globe.

Health systems will have the ability to utilize GeneDx’s centralized lab or perform sequencing at their institutions and then have access to the company’s industry-leading data asset through Fabric Genomics’ AI-powered interpretation platform. Ultimately, this model will accelerate faster and earlier diagnosis of genetic diseases, delivering improved outcomes for patients and reducing unnecessary costs for healthcare systems in the United States and globally.

“This marks an exciting new chapter for Fabric Genomics. By joining forces with GeneDx, we’re combining two of the most powerful engines in genomic medicine, our AI-driven interpretation platform and GeneDx’s unparalleled rare disease data set,” said Martin Reese, PhD, Co-Founder, President, and CEO, Fabric Genomics. “Together, we’ll make genome interpretation faster, more scalable, and more impactful, enabling clinicians to deliver precise answers and care to patients worldwide. This combination accelerates our founding mission to end the diagnostic odyssey and bring the full promise of genomic medicine into everyday healthcare and expedite the delivery of life-changing treatments.”

The acquisition will expand GeneDx’s addressable market with multiple scalable revenue streams:
NICU Genomic Testing
Each year, over 400,000 infants are admitted to U.S. NICUs, yet fewer than 5% of infants in the NICU receive a genetic test.1 Studies show rapid whole genome sequencing reduces diagnostic time and cost while improving outcomes. With Fabric Genomics’ platform integrated into clinical workflows across major institutions, GeneDx can now rapidly deploy interpretation infrastructure to hospitals already sequencing in-house, capturing untapped demand and opening up access.
Genomic Newborn Screening (gNBS)
With 3.7 million births annually in the U.S. and over 130 million globally, the newborn genomic screening market represents one of the largest long-term opportunities in diagnostics. GeneDx’s leadership in early evidence generation—17,000+ healthy newborns sequenced via the GUARDIAN Study—and Fabric Genomics’ proven scalability position the combined company to support state and federal gNBS programs.
Decentralization Drives Global Commercial Expansion
As global health systems shift toward data sovereignty and local sequencing, Fabric Genomics’ cloud-native platform enables GeneDx to deliver centralized AI interpretation while complying with local regulations. This architecture supports flexible go-to-market strategies—enterprise software-as-a-service (SaaS), usage-based interpretation-as-a-service (IaaS), or embedded interpretation in national lab networks—and expands GeneDx’s ability serve regions such as EMEA, APAC, Canada, LATAM and emerging markets with tailored commercial models.
Platform Economics at Scale
With more than 750,000 exomes/genomes sequenced, GeneDx’s dataset represents a significant barrier to entry and value engine for AI development, clinical decision support, and data monetization. Fabric Genomics’ software transforms static data into a dynamic, recurring revenue-generating platform—driving growth through software margins and high-leverage interpretation services across geographies and clinical use cases.

“Both teams are united by a shared vision for the future of healthcare, a world where every genetic disorder is diagnosed as early as possible, paving the way for faster, more effective treatment and giving patients the greatest chance at living long, healthy lives,” said Stueland.

At closing, Fabric will continue to operate independently, maintaining its momentum and fostering organic growth. However, GeneDx will provide commercial support both in the U.S. and internationally, accelerating the expansion of Fabric Genomics' impact.

Summary of Transaction Details
Under the terms of the agreement, and subject to the terms and conditions thereof, GeneDx will pay up to an aggregate of $33 million in cash upon closing with total consideration potentially up to an aggregate of $51 million upon achievement of certain milestones.

The acquisition, which has been approved unanimously by the company’s Board of Directors, is expected to close in the second quarter of 2025, subject to closing conditions.

About GeneDx:
At GeneDx (Nasdaq: WGS), we believe that everyone deserves personalized, targeted medical care—and that it all begins with a genetic diagnosis. Fueled by one of the world’s largest, rare disease data sets, our industry-leading exome and genome tests translate complex genomic data into clinical answers that unlock personalized health plans, accelerate drug discovery, and improve health system efficiencies. For more information, please visit genedx.com and connect with us on LinkedIn, Facebook, and Instagram.

Forward Looking Statements
This press release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our ability to implement business plans, goals and forecasts, and identify and realize additional opportunities, (ii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (iii) the size and growth of the market in which we operate, (iv) our ability to pursue our new strategic direction, and (v) our ability to enhance our artificial intelligence tools that we use in our clinical interpretation platform. The foregoing list of factors is not exhaustive. A further list and description of risks, uncertainties and other matters can be found in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and other documents filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.

Investor Relations Contact:
Investors@GeneDx.com
Media Contact:
Press@GeneDx.com

1.Kingsmore SF, Nofsinger R, Ellsworth K. Rapid genomic sequencing for genetic disease diagnosis and therapy in intensive care units: a review. NPJ Genom Med. 2024 Feb 27;9(1):17. doi: 10.1038/s41525-024-00404-0